UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

GROUPON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35335	27-0903295
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

600 West Chicago Avenue
Suite 620
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 676-5773

(Registrant’s telephone number, including area
code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.*

On March 30, 2012, Groupon, Inc. (the “Company”) issued a press release announcing revised financial results for its fiscal quarter and year ended December 31, 2011 and reaffirming its previously provided guidance for its fiscal quarter ending March 31, 2012. This press release revises financial results for the fiscal quarter ended December 31, 2011 contained in the Company’s press release dated February 8, 2012 as previously furnished on Form 8-K.  Financial results for prior periods, including as of and for the nine months ended September 30, 2011, were not impacted by the revisions. A copy of the press release dated March 30, 2012 is attached hereto as Exhibit 99.1.

A revised version of the contents of the Company’s press release dated February 8, 2012 is below.

GROUPON ANNOUNCES FOURTH QUARTER 2011 RESULTS

•                  Revenue of $492.2 million, up 186% year-over-year

•                  Free Cash Flow of $155.1 million, up 258% year-over-year

•                  Operating Loss of $15.0 million, down from $336.1 million loss

•                  Non-GAAP EPS of negative $0.06, including $0.06 of tax from international operations, up from negative $0.53

•                  Active customers increase to over 33 million, up over 275% year-over-year

Groupon, Inc. (NASDAQ: GRPN) today announced financial results for its fourth quarter ended December 31, 2011.

Revenue increased 186% to $492.2 million in the fourth quarter 2011, compared to $172.2 million in the fourth quarter 2010. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter was $2.9 million.  Gross billings, which reflects the gross amounts collected from customers for Groupons sold, excluding any applicable taxes and net of estimated refunds, increased 196% to $1.2 billion in the fourth quarter 2011, compared with $415.3 million in the fourth quarter 2010.

“Groupon had a strong fourth quarter and we finished 2011 having helped 250,000 local merchants across 47 countries grow their businesses while saving Groupon customers billions of dollars,” said Andrew Mason, CEO and Co-Founder of Groupon. “We will continue to invest in new services and tools that help our merchant partners be more successful and drive local commerce around the world.”

Operating loss was $15.0 million in the fourth quarter 2011, compared with a loss from operations of $336.1 million in the fourth quarter 2010. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter was $8.4 million. Consolidated segment operating income (CSOI), which is a non-GAAP financial measure that excludes the impact of stock-based compensation and acquisition-related charges, improved to a gain of $18.0 million in the fourth quarter, compared with a loss of $143.4 million in the fourth quarter 2010. Fourth quarter 2011 operating results included losses of over $40.0 million principally from less mature markets within the international segment.

Operating cash flow increased 226% to $169.1 million for fourth quarter 2011, compared with $51.9 million for fourth quarter 2010. Free cash flow, which is a non-GAAP financial measure that reflects cash flow from operations less purchases of property and equipment, increased 258% to $155.1 million for the three months ended December 31, 2011, compared with $43.3 million for the three months ended December 31, 2010. At the end of the quarter, Groupon had $1.2 billion in cash and cash equivalents and no long-term debt.

Fourth quarter 2011 net loss attributable to common stockholders decreased by 83% to $65.4 million, or a loss of $0.12 per share, from a net loss attributable to stockholders of $378.6 million, or a loss of $1.08 per share, in fourth quarter 2010. Pro-forma net income attributable to common stockholders for the fourth quarter improved to a loss of $32.5 million, or a pro-forma loss of $0.06 per share, from a prior year pro-forma net loss attributable to common stockholders of $185.8 million, or a pro-forma loss per share of $0.53. Pro-forma net income is a non-GAAP financial measure that excludes the impact of stock-based compensation and acquisition-related charges. The pro-forma loss of $0.06 per share includes $34.2 million of tax expense, an effective tax rate of approximately 134%, related to profitability in certain international countries as well as additional income tax provisions related to the establishment of the company’s international headquarters in Switzerland. This resulted in an unusually high effective tax rate as compared to the company’s current average statutory rate of approximately 33%.

Full-Year 2011

Revenue increased 415% to $1.6 billion in 2011, compared with $312.9 million in revenue in 2010. The favorable impact on revenue from year-over-year changes in foreign exchange rates throughout the year was $44.0 million.

Gross billings increased 435% to $4.0 billion in 2011, compared with $745.3 million in gross billings in 2010.

Full year 2011 loss from operations was $233.4 million, compared with the loss from operations of $420.3 million in 2010. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the year was $13.0 million. Consolidated segment operating losses improved to a loss of $144.3 million in 2011 from a loss of $181.0 million in 2010.

Operating cash flow increased 234% to $290.5 million in 2011, compared with $86.9 million in 2010. Free cash flow increased 242% to $246.6 million for the twelve months ended December 31, 2011, compared with $72.2 million for the twelve months ended December 31, 2010.

Net loss attributable to common stockholders decreased to $373.5 million in 2011, or a loss of $1.03 per share, from a net loss attributable to common stockholders of $456.3 million, or a loss of $1.33 per share, in 2010. Pro-forma net loss attributable to common stockholders for the full year resulted in a loss of $284.4 million, or a pro-forma loss of $0.79 per share, from a prior year pro-forma net loss attributable to common stockholders of $217.0 million, or a pro-forma loss per share $0.63.  The pro-forma loss per share of $0.79 includes $43.7 million of tax expense related to profitability in certain international countries as well as additional income tax provisions related to the establishment of the company’s international headquarters in Switzerland.

Summary Consolidated and Segment Results

	Three Months Ended			Twelve Months Ended
	December 31,		Y/Y %	December 31,		Y/Y %
	2010	2011	Growth	2010	2011	Growth
	(dollars in thousands, except per share data)
	(unaudited)	(unaudited)			(unaudited)
Revenue (gross billings of $415,269, $1,230,868, $34,082, $745,348 and $3,985,501)
North America	$88,363	$179,638	103.3%	$200,412	$634,980	216.8%
International	83,861	312,526	272.7%	112,529	975,450	766.8%
Consolidated revenue	$172,224	$492,164	185.8%	$312,941	$1,610,430	414.6%

Operating loss	(336,129)	(14,972)	95.5%	(420,344)	(233,386)	44.5%
Consolidated segment operating (loss) income
North America	$(21,905)	$18,239	183.3%	$(10,437)	$4,796	146.0%
International	(121,456)	(287)	99.8%	(170,556)	(149,129)	12.6%
CSOI(1)	$(143,361)	$17,952	112.5%	$(180,993)	$(144,333)	20.3%

Net loss attributable to common stockholders	$(378,610)	$(65,379)	82.7%	$(456,320)	$(373,494)	18.2%
Pro-forma net loss attributable to common stockholders(2)	$(185,842)	$(32,455)	82.5%	$(216,969)	$(284,441)	31.1%

Net loss per share attributable to common stockholders	$(1.08)	$(0.12)		$(1.33)	$(1.03)
Pro-forma loss per share(3)	$(0.53)	$(0.06)		$(0.63)	$(0.79)

Weighted average basic shares	351,494,664	528,421,712		342,698,772	362,261,324
Weighted average diluted shares	351,494,664	528,421,712		342,698,772	362,261,324

(1)  Consolidated segment operating (loss) income, or CSOI, is a non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures’’ for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP. We do not allocate stock-based compensation and acquisition-related expense to the segments.

(2)  Pro-forma net income attributable to common stockholders is a non-GAAP financial measure. This measure excludes stock-based compensation and acquisition-related costs. See ‘‘Reconciliation of Non-GAAP Financial Measures’’ for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP.

(3)  Pro-forma loss per share attributable to common stockholders is a non-GAAP measure. It calculates loss per share based on pro forma net income attributable to common stockholders, which is described above. See ‘‘Reconciliation of Non-GAAP Financial Measures’’ for a reconciliation of this measure to the most applicable financial measure under U.S. GAAP.

Fourth Quarter and Full-Year 2011 Highlights

•                  As of December 31, 2011, Groupon’s worldwide active customer base grew to over 33 million, an increase of over 275% year-over-year and more than 20% quarter-over-quarter. Active customers are defined as customers who have purchased a Groupon in the trailing twelve months and may include individual customers with multiple registrations.

•                  Trailing twelve month gross billings per average active customer, which is a proxy for the total annualized spend per average customer, increased to $187 in fourth quarter 2011 from $160 in fourth quarter 2010.

•                  Fourth quarter 2011 North America segment results were aided by the company’s second annual Grouponicus seasonal promotion, which served 40 North American markets with local deals, travel deals and goods chosen specifically for their ‘giftability.’

•                  Worldwide, more than 26 million people have downloaded the Groupon mobile app on their smartphones.

•                  In just over six months from launching Groupon Now!, Groupon has expanded this offering to 31 markets and served deals from nearly 20,000 merchant partners in North America.

•                  Groupon continued to invest in creating additional value for its merchant partners, with fourth quarter 2011 releases of merchant tools including Groupon Merchant Center, Groupon Scheduler, and Groupon Rewards.

•                  Groupon increased its long-term technology investments, expanding into new facilities in Palo Alto to accommodate the more than four times growth in its engineering and product development staff in 2011.

First Quarter 2012 Guidance

•                  Revenue is expected to be between $510 million and $550 million, an increase of between 73% and 86% compared with first quarter 2011.

•                  Income from operations is expected to be between $15 million and $35 million, compared with a loss from operations of $117.1 million in first quarter 2011.

•                  This guidance includes approximately $35 million for stock-based compensation and acquisition-related expense, and it assumes, among other things, no additional business acquisitions or investments and no further revisions to stock-based compensation estimates.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “non-GAAP financial measures” by the SEC: Free cash flow, CSOI and pro-forma net income. Groupon believes free cash flow is an important indicator for its business because it measures the amount of cash the company generates after spending on marketing, wages and benefits, capital expenditures and other items.  Free cash flow also reflects changes in working capital.  Groupon believes CSOI is an important measure for management to evaluate the performance of its business as it represents the operating results of its segments as reported under U.S. GAAP and does not include certain non-cash expenses.  Groupon believes pro-forma net income is an important measure for management to evaluate the performance of its business, as it represents the net income of its segments as reported under U.S. GAAP and also does not include certain non-cash expenses. Free cash flow, CSOI and pro-forma net income may be different from similar measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. For a reconciliation of these non-GAAP financial measures to the nearest comparable U.S. GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Note on Forward Looking Statements

The statements in this release that refer to plans and expectations for the next quarter or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, our ability to continue to expand our business and continue revenue growth; our ability to manage the growth of our organization; responding to changes in the markets in which we compete for business; retaining existing merchant partners and adding new merchant partners; competing against smaller competitors and competitors with more financial resources than us; developing new product and service offerings that are appealing to customers; maintaining a strong brand; effectively dealing with challenges arising from our international operations; integrating our technology platforms; managing refund risks; retaining our executive team; regulations, including the CARD Act and regulation of the Internet; tax liabilities; tax legislation; maintaining our information technology infrastructure; security breaches; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant partner fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary.  We urge you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended December 31, 2011, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. Groupon’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon’s expectations as of March 30, 2012. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this earnings release to conform these statements to actual results or to changes in its expectations.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Code of Business Conduct and Ethics), and select press releases and social media postings.

Contacts:

Groupon Investor Relations	Groupon Public Relations
Kartik Ramachandran, 312-999-3098	Julie Mossler, 312-242-2033
ir@groupon.com

Groupon, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2009	2010	2011
	(in thousands)
			(unaudited)
Net cash provided by operating activities	$7,510	$86,885	$290,447
Net cash used in investing activities	(1,961)	(11,879)	(147,433)
Net cash provided by financing activities	3,798	30,445	867,205
Effect of exchange rate changes on cash and cash equivalents	—	1,069	(6,117)
Net increase in cash and cash equivalents	9,347	106,520	1,004,102
Cash and cash equivalents, beginning of year	2,966	12,313	118,833
Cash and cash equivalents, end of year	$12,313	$118,833	$1,122,935

Groupon, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2009	2010	2011
	(dollars in thousands, except per share data)
	(unaudited)	(unaudited)			(unaudited)
Revenue (gross billings of $415,269, $1,230,868, $34,082, $745,348 and $3,985,501)	$172,224	$492,164	$14,540	$312,941	$1,610,430
Costs and expenses:
Cost of revenue	25,191	96,265	4,716	42,896	258,879
Marketing	200,927	155,299	5,053	290,569	768,472
Selling, general and administrative	116,896	255,316	5,848	196,637	821,002
Acquisition-related	165,339	256	—	203,183	(4,537)
Total operating expenses	508,353	507,136	15,617	733,285	1,843,816
Loss from operations	(336,129)	(14,972)	(1,077)	(420,344)	(233,386)
Interest and other income (expense), net	(1,646)	(3,835)	(16)	284	5,973
Equity-method investment activity, net of tax	—	(6,678)	—	—	(26,652)
Loss before provision for income taxes	(337,775)	(25,485)	(1,093)	(420,060)	(254,065)
(Benefit) provision for income taxes	(2,172)	34,194	248	(6,674)	43,697
Net loss	(335,603)	(59,679)	(1,341)	(413,386)	(297,762)
Less: Net loss (income) attributable to noncontrolling interests	22,373	(5,267)	—	23,746	18,335
Net loss attributable to Groupon, Inc.	(313,230)	(64,946)	(1,341)	(389,640)	(279,427)
Dividends on preferred stock	(62)	—	(5,575)	(1,362)	—
Redemption of preferred stock in excess of carrying value	(52,893)	(433)	—	(52,893)	(34,327)
Adjustment of redeemable noncontrolling interests to redemption value	(12,425)	—	—	(12,425)	(59,740)
Net loss attributable to common stockholders	$(378,610)	$(65,379)	$(6,916)	$(456,320)	$(373,494)

Net loss per share attributable to common stockholders
Basic	$(1.08)	$(0.12)	$(0.02)	$(1.33)	$(1.03)
Diluted	$(1.08)	$(0.12)	$(0.02)	$(1.33)	$(1.03)

Weighted average number of shares outstanding
Basic	351,494,664	528,421,712	337,208,284	342,698,772	362,261,324
Diluted	351,494,664	528,421,712	337,208,284	342,698,772	362,261,324

Groupon, Inc.

Consolidated Balance Sheets

	December 31,
	2010	2011
	(in thousands)
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,833	$1,122,935
Accounts receivable, net	42,407	108,747
Prepaid expenses and other current assets	12,615	91,645
Total current assets	173,855	1,323,327
Property and equipment, net	16,490	51,800
Goodwill	132,038	166,903
Intangible assets, net	40,775	45,667
Other non-current assets	18,412	186,779
Total Assets	$381,570	$1,774,476
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued merchant payable	$219,952	$561,641
Other current liabilities	150,467	433,521
Total current liabilities	370,419	995,162
Deferred income taxes, non-current	604	7,428
Other non-current liabilities	1,017	70,766
Total Liabilities	372,040	1,073,356
Redeemable noncontrolling interest	2,983	1,653
Total Equity	6,547	699,467
Total Liabilities and Equity	$381,570	$1,774,476

Groupon, Inc.

Segment Information

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(in thousands)
	(unaudited)	(unaudited)		(unaudited)
North America
Revenue	$88,363	$179,638	$200,412	$634,980
Segment operating expenses(1)	110,268	161,399	210,849	630,184
Segment operating (loss) income	(21,905)	18,239	(10,437)	4,796

International
Revenue	$83,861	$312,526	$112,529	$975,450
Segment operating expenses(1)	205,317	312,813	283,085	1,124,579
Segment operating (loss) income	(121,456)	(287)	(170,556)	(149,129)

Consolidated
Revenue	$172,224	$492,164	$312,941	$1,610,430
Segment operating expenses(1)	315,585	474,212	493,934	1,754,763
Segment operating (loss) income	(143,361)	17,952	(180,993)	(144,333)
Stock-based compensation	27,429	32,668	36,168	93,590
Acquisition-related	165,339	256	203,183	(4,537)
Interest and other expense (income), net	1,646	3,835	(284)	(5,973)
Equity-method investment activity, net	—	6,678	—	26,652
Loss before income taxes	(337,775)	(25,485)	(420,060)	(254,065)
Provision (benefit) for income taxes	(2,172)	34,194	(6,674)	43,697
Net loss	$(335,603)	$(59,679)	$(413,386)	$(297,762)

(1) Represents operating expenses, excluding stock-based compensation and acquisition-related expense, which are not allocated to segments.

Segment highlights
Y/Y revenue growth:
North America	855%	103%	1,278%	217%
International	100%	273%	100%	767%
Consolidated	1,761%	186%	2,052%	415%
Y/Y segment operating income growth:
North America	1,302%	183%	985%	146%
International	(100)%	100%	(100)%	13%
Consolidated	9,078%	113%	18,174%	20%
Revenue mix
North America	51%	37%	64%	39%
International	49%	64%	36%	61%
	100%	100%	100%	100%

Groupon, Inc.

Supplemental Financial Information

Historical Consolidated Statements of Cash Flows

	Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2010	2011	2011	2011	2011	2011
	(in thousands)
		(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash provided by operating activities	$86,885	$17,940	$39,019	$64,411	$169,077	$290,447
Net cash used in investing activities	(11,879)	(44,294)	(25,184)	(43,048)	(34,907)	(147,433)
Net cash provided by (used in) financing activities	30,445	112,106	(422)	8,608	746,913	867,205
Effect of exchange rate changes on cash and cash equivalents	1,069	4,103	2,992	(11,129)	(2,083)	(6,117)
Net increase in cash and cash equivalents	106,520	89,855	16,405	18,842	879,000	1,004,102
Cash and cash equivalents, beginning of period	12,313	118,833	208,688	225,093	243,935	118,833
Cash and cash equivalents, end of period	$118,833	$208,688	$225,093	$243,935	$1,122,935	$1,122,935

Groupon, Inc.

Supplemental Financial Information

Historical Consolidated Statements of Operations

	Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
	2010	2011	2011	2011	2011	2011
	(dollars in thousands, except per share data)
		(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$312,941	$295,523	$392,582	$430,161	$492,164	$1,610,430
Costs and expenses:
Cost of revenue	42,896	39,765	54,803	68,046	96,265	258,879
Marketing	290,569	230,085	212,739	170,349	155,299	768,472
Selling, general and administrative	196,637	142,821	226,067	196,798	255,316	821,002
Acquisition-related	203,183	—	—	(4,793)	256	(4,537)
Total operating expenses	733,285	412,671	493,609	430,400	507,136	1,843,816
Loss from operations	(420,344)	(117,148)	(101,027)	(239)	(14,972)	(233,386)
Interest and other income (expense), net	284	1,060	479	8,269	(3,835)	5,973
Equity-method investment activity, net of tax	—	(882)	(7,881)	(11,211)	(6,678)	(26,652)
Loss before provision for income taxes	(420,060)	(116,970)	(108,429)	(3,181)	(25,485)	(254,065)
(Benefit) provision for income taxes	(6,674)	(3,079)	1,347	11,235	34,194	43,697
Net loss	(413,386)	(113,891)	(109,776)	(14,416)	(59,679)	(297,762)
Less: Net loss (income) attributable to noncontrolling interests	23,746	11,223	8,536	3,843	(5,267)	18,335
Net loss attributable to Groupon, Inc.	$(389,640)	$(102,668)	$(101,240)	$(10,573)	$(64,946)	$(279,427)

Net loss per share attributable to common stockholders
Basic	$(1.33)	$(0.48)	$(0.35)	$(0.18)	$(0.12)	$(1.03)
Diluted	$(1.33)	$(0.48)	$(0.35)	$(0.18)	$(0.12)	$(1.03)

Weighted average number of shares outstanding
Basic	342,698,772	307,849,412	303,414,676	307,605,060	528,421,712	362,261,324
Diluted	342,698,772	307,849,412	303,414,676	307,605,060	528,421,712	362,261,324

Groupon, Inc.

Supplemental Financial Information

Historical Consolidated Balance Sheets

	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Dec. 31,
	2010	2011	2011	2011	2011
	(in thousands)
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,833	$208,688	$225,093	$243,935	$1,122,935
Accounts receivable, net	42,407	60,717	99,674	109,852	108,747
Prepaid expenses and other current assets	12,615	21,324	50,947	111,856	91,645
Total current assets	173,855	290,729	375,714	465,643	1,323,327
Property and equipment, net	16,490	26,928	36,532	41,374	51,800
Goodwill	132,038	154,438	162,796	169,152	166,903
Intangible assets, net	40,775	43,052	39,516	50,141	45,667
Other non-current assets	18,412	26,263	23,154	69,257	186,779
Total Assets	$381,570	$541,410	$637,712	$795,567	$1,774,476
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued merchant payable	$219,952	$328,587	$440,927	$505,931	$561,641
Other current liabilities	150,467	190,890	239,691	260,762	433,521
Total current liabilities	370,419	519,477	680,618	766,693	995,162
Deferred income taxes, non-current	604	1,437	2,180	4,788	7,428
Other non-current liabilities	1,017	13,353	23,533	39,719	70,766
Total Liabilities	372,040	534,267	706,331	811,200	1,073,356
Redeemable noncontrolling interest	2,983	2,744	681	2,198	1,653
Total Equity	6,547	4,399	(69,300)	(17,831)	699,467
Total Liabilities and Equity	$381,570	$541,410	$637,712	$795,567	$1,774,476

Reconciliation of Non-GAAP Financial Measures

Free Cash Flow

The following is a reconciliation of free cash flow to the most comparable U.S. GAAP measure, “Net cash provided by operating activities,” for the years ended December 31, 2011, 2010, and 2009, and the three months ended December 31, 2011 and 2010:

	Three Months Ended
	December 31,		Year Ended December 31,
	2010	2011	2009	2010	2011
	(in thousands)
	(unaudited)
Net cash provided by operating activities	$51,919	$169,077	$7,510	$86,885	$290,447
Purchases of property and equipment	(8,589)	(13,986)	(290)	(14,681)	(43,811)
Free cash flow	$43,330	$155,091	$7,220	$72,204	$246,636

Consolidated Segment Operating Income (CSOI)

The following is a reconciliation of CSOI to the most comparable U.S. GAAP measure, “Loss from operations,” for the years ended December 31, 2011 and 2010 and the three months ended December 31, 2011 and 2010:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011
	(in thousands)
	(unaudited)
Loss from operations	$(336,129)	$(14,972)	$(420,344)	$(233,386)
Stock-based compensation(1)	27,429	32,668	36,168	93,590
Acquisition-related(2)	165,339	256	203,183	(4,537)
CSOI	$(143,361)	$17,952	$(180,993)	$(144,333)

(1)	Represents non-cash stock-based compensation expense recorded within selling, general and administrative expenses, marketing expenses and cost of revenue on the income statement.

(2)	Primarily represents non-cash charges for remeasurement of the fair value of contingent consideration related to acquisitions made by us in 2010 and 2011.

Pro-forma net loss attributable to common stockholders

The following is a reconciliation of pro-forma net loss attributable to common stockholders to the most comparable U.S. GAAP measure, “Net loss attributable to common stockholders,” for the years ended December 31, 2011 and 2010 and the three months ended December 31, 2011 and 2010:

	December 31,		Year Ended December 31,
	2010	2011	2010	2011
	(in thousands)
	(unaudited)
Net loss attributable to common stockholders	$(378,610)	$(65,379)	$(456,320)	$(373,494)
Stock-based compensation(1)	27,429	32,668	36,168	93,590
Acquisition-related(2)	165,339	256	203,183	(4,537)
Pro-forma net loss attributable to common stockholders	$(185,842)	$(32,455)	$(216,969)	$(284,441)

Weighted average basic shares	351,494,664	528,421,712	342,698,772	362,261,324
Pro-forma loss per share	$(0.53)	$(0.06)	$(0.63)	$(0.79)

(1)	Represents non-cash stock-based compensation expense recorded within selling, general and administrative expenses, marketing expenses and cost of revenue on the income statement.

(2)	Primarily represents non-cash charges for remeasurement of the fair value of contingent consideration related to acquisitions made by us in 2010 and 2011.

Foreign exchange rate neutral operating results

The effect on the company’s consolidated statements of operations from changes in exchange rates versus the U.S. Dollar is as follows:

	Three Months Ended			Year Ended
	December 31, 2011			December 31, 2011
	At Avg.	Exchange		At Avg.	Exchange
	Q4 2010 Rates	Rate	As	2010	Rate	As
	Rates (1)	Effect (2)	Reported	Rates (1)	Effect (2)	Reported
	(in thousands)
	(unaudited)
Revenue	$495,085	$(2,921)	$492,164	$1,566,450	$43,980	$1,610,430
Loss from operations	(23,403)	8,431	(14,972)	(220,397)	(12,989)	(233,386)

(1)	Represents the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period for operating results.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable prior year period for operating results.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description
	99.1*	Press Release dated March 30, 2012.

*The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: March 30, 2012	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1*	Press Release dated March 30, 2012.

*The information in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.